UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 22, 2026

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 22, 2026, Albertsons Companies, Inc. (the "Company"), together with its subsidiaries, Safeway Inc., New Albertsons L.P., and Albertson's LLC (collectively, the "Subsidiary Co-Issuers" and, together with the Company, the "Co-Issuers"), announced that they intend to redeem for cash in full the $1,350 million principal amount outstanding of their 4.625% senior notes due 2027 (the "2027 Notes") and to redeem for cash in full the $750 million principal amount outstanding of their 5.875% senior notes due 2028 (the "2028 Notes" and, together with the 2027 Notes, the "Existing Notes"). The Existing Notes are each redeemable at a redemption price equal to 100% of the aggregate principal amount of the Existing Notes to be redeemed, plus any interest accrued and unpaid thereon to the redemption date. The redemption is expected to occur on February 21, 2026.

Item 7.01	Regulation FD Disclosure.

The information furnished under Item 2.04 is incorporated by reference in this Item 7.01.

Item 8.01	Other Events.

On January 22, 2026, the Company issued a press release announcing the proposed offering by the Company, Albertson’s LLC, Safeway Inc., New Albertsons L.P. and Albertsons Safeway LLC of $1,100 million aggregate principal amount of new senior notes due 2032 (the "2032 Notes") and $500 million aggregate principal amount of additional 5.750% senior notes due 2034 (the "2034 Notes" and, together with the 2032 Notes, the "Notes"), which constitutes a further issuance of, and will form a single series with, the Co-Issuers' outstanding 5.750% senior notes due 2034 issued on November 10, 2025 in an initial aggregate principal amount of $800 million (the "Existing 2034 Notes"). The 2034 Notes will be issued under the same indenture as the Existing 2034 Notes. The Notes will be issued to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States in accordance with Regulation S under the Securities Act. On January 22, 2026, the Company issued a separate press release announcing the upsize and pricing of the offering of $1,200 million aggregate principal amount of the 2032 Notes at 5.625%, issued at par, and $900 million aggregate principal amount of the 2034 Notes at 5.750%, issued at 98.500% of face value. The Company intends to use the net proceeds from the offering, together with cash on hand, to (i) redeem in full the $1,350 million principal amount outstanding of its 2027 Notes which are scheduled to mature on January 15, 2027 (the "2027 Refinancing"); (ii) redeem in full the $750 million principal amount outstanding of its 2028 Notes (the "2028 Refinancing" and, together with the 2027 Refinancing, the "Refinancing"); and (iii) pay fees and expenses related to the Refinancing and the issuance of the Notes. The Company expects the offering of the Notes to close on or about February 2, 2026, subject to customary closing conditions. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release dated January 22, 2026
99.2	Press Release dated January 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

January 22, 2026	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs